Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
July 25, 2013	904-398-9400

LANDSTAR SYSTEM REPORTS SECOND QUARTER

DILUTED EARNINGS PER SHARE OF $0.66

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2013 second quarter diluted earnings per share of $0.66, the second best second quarter diluted earnings per share in the Company’s history. Gross profit margin representing gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) divided by revenue was 16.1 percent and operating margin, representing operating income divided by gross profit, was 45.7 percent. Revenue for the 2013 second quarter was $679.3 million.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2013 second quarter was $622.7 million, or 92 percent of revenue, and revenue hauled by rail, air and ocean cargo carriers was $42.6 million, or 6 percent of revenue.

Trailing twelve-month return on average shareholder’s equity was 33 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 25 percent. During the 2013 second quarter, Landstar purchased 884,327 shares of its common stock at a total cost of $46,603,000. Currently, there are 1,107,550 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. As of June 29, 2013, the Company had $102 million in cash and short term investments and $20 million in borrowings outstanding under its senior credit facility. As of June 29, 2013, there was $170 million available for borrowing under the Company’s senior credit facility.

LANDSTAR SYSTEM/2

Commenting on Landstar’s 2013 second quarter performance, Landstar Chairman, President and CEO, Henry Gerkens said, “Revenue, gross profit margin, operating margin and diluted earnings per share in the 2013 second quarter were all in line with our recent expectations, as previously communicated in our 2013 second quarter mid- quarter update call on May 28, 2013. Consistent with the 2013 first quarter, the Company experienced softness in both the number of loads and revenue per load on loads hauled via truck throughout the second quarter with much of the softness coming from revenue hauled on unsided/platform equipment. Despite the soft operating environment, Landstar’s operating margin for the 2013 second quarter was a very solid 45.7 percent. In addition, our 2013 second quarter operating margin was negatively impacted by increased insurance and claims expense and an approximate $2 million in costs for Landstar’s Annual Agent Convention which was held in the 2013 second quarter as opposed to the first quarter of the prior year. The 2013 second quarter operating results, although not equal to the 2012 second quarter results, demonstrates the resiliency of our variable cost business model.”

Gerkens continued, “During the first several weeks of the 2013 third quarter, revenue trends remained somewhat choppy, but improved from the trends experienced in the 2013 second quarter compared to the 2012 second quarter. Although the revenue generated in the first several weeks of July of 2013 remained below the revenue generated in the comparable 2012 period, I am encouraged by the improved trends. Based upon current revenue trends and considering the soft U.S. industrial production forecasts for the balance of the year, I would anticipate revenue for the 2013 third quarter to be in a range of $670 million to $715 million. Additionally, assuming approximately the same level of insurance and claims expense as a percentage of BCO revenue as incurred in the 2013 second quarter, I would anticipate an operating margin of between 46 percent and 48 percent and diluted earnings per share in a range of $0.67 to $0.72 per diluted share.”

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2013 Earnings Release Conference Call.”

LANDSTAR SYSTEM/3

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third-party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in our computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; acquired businesses; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2012 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/4

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue	$1,307,661	$1,384,996	$679,340	$735,973
Investment income	745	792	371	405

Costs and expenses:
Purchased transportation	993,029	1,055,703	516,424	562,781
Commissions to agents	102,829	106,692	53,741	56,460
Other operating costs, net of gains on asset dispositions	9,526	11,188	4,201	4,716
Insurance and claims	23,654	20,401	11,848	9,306
Selling, general and administrative	70,976	76,461	35,750	37,662
Depreciation and amortization	14,993	13,404	7,810	6,664

Total costs and expenses	1,215,007	1,283,849	629,774	677,589

Operating income	93,399	101,939	49,937	58,789
Interest and debt expense	1,511	1,494	771	770

Income before income taxes	91,888	100,445	49,166	58,019
Income taxes	34,682	37,743	18,740	22,164

Net income	$57,206	$62,702	$30,426	$35,855

Earnings per common share	$1.23	$1.34	$0.66	$0.76

Diluted earnings per share	$1.23	$1.33	$0.66	$0.76

Average number of shares outstanding:
Earnings per common share	46,380,000	46,856,000	46,253,000	46,915,000

Diluted earnings per share	46,555,000	47,083,000	46,386,000	47,104,000

Dividends paid per common share	$—	$0.110	$—	$0.055

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 29, 2013	Dec. 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$67,474	$74,284
Short-term investments	34,560	35,528
Trade accounts receivable, less allowance of $8,142 and $8,650	391,449	408,787
Other receivables, including advances to independent contractors, less allowance of $4,257 and $4,657	56,483	55,278
Deferred income taxes and other current assets	23,187	18,067

Total current assets	573,153	591,944

Operating property, less accumulated depreciation and amortization of $155,499 and $158,999	179,777	158,953
Goodwill	57,470	57,470
Other assets	81,831	71,054

Total assets	$892,231	$879,421

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$27,025	$33,647
Accounts payable	188,529	188,981
Current maturities of long-term debt	25,252	19,016
Insurance claims	67,392	64,509
Other current liabilities	33,402	38,186

Total current liabilities	341,600	344,339

Long-term debt, excluding current maturities	94,033	95,125
Insurance claims	20,538	21,896
Deferred income taxes and other non-current liabilities	43,816	38,607

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,996,081 and 66,859,864 shares	670	669
Additional paid-in capital	177,486	173,976
Retained earnings	1,100,162	1,042,956
Cost of 21,296,347 and 20,411,736 shares of common stock in treasury	(886,135)	(839,517)
Accumulated other comprehensive income	61	1,370

Total shareholders’ equity	392,244	379,454

Total liabilities and shareholders’ equity	$892,231	$879,421

LANDSTAR SYSTEM/6

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue generated through (in thousands):
Business Capacity Owners (1)	$645,548	$701,248	$341,499	$371,886
Truck Brokerage Carriers	551,822	578,932	281,181	308,090
Rail intermodal	36,688	36,220	18,677	18,838
Ocean and air cargo carriers	45,021	40,127	23,918	22,458
Other (2)	28,582	28,469	14,065	14,701

	$1,307,661	$1,384,996	$679,340	$735,973

Number of loads:
Business Capacity Owners (1)	392,370	415,150	204,600	215,950
Truck Brokerage Carriers	331,740	333,600	167,780	175,570
Rail intermodal	14,390	14,820	7,370	7,660
Ocean and air cargo carriers	8,040	7,910	4,070	3,930

	746,540	771,480	383,820	403,110

Revenue per load:
Business Capacity Owners (1)	$1,645	$1,689	$1,669	$1,722
Truck Brokerage Carriers	1,663	1,735	1,676	1,755
Rail intermodal	2,550	2,444	2,534	2,459
Ocean and air cargo carriers	5,600	5,073	5,877	5,715

			June 29, 2013	June 30, 2012
Truck Capacity Providers
Business Capacity Owners (1) (3)			7,876	7,959

Truck Brokerage Carriers:
Approved and active (4)			20,844	19,283
Approved			11,228	9,051

			32,072	28,334

Total available truck capacity providers			39,948	36,293

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.
(3)	Trucks provided by Business Capacity Owners were 8,368 and 8,478 at June 29, 2013 and June 30, 2012, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.